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                                                                    EXHIBIT 10.1


                       NASTECH PHARMACEUTICAL COMPANY INC.
                            2004 STOCK INCENTIVE PLAN
                        RESTRICTED STOCK GRANT AGREEMENT

     This Restricted Stock Grant Agreement (the "Agreement") is entered into this 30th day of January, 2006, by and between Nastech Pharmaceutical Company Inc. (the "Company"), a Delaware Corporation, and Timothy M. Duffy ("Grantee").

ARTICLE I   GRANT OF RESTRICTED STOCK

     1.1 Grant of Restricted Stock. Pursuant to, and subject to, the terms and conditions set forth herein and in the Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan (the "Plan"), the Company hereby grants to the Grantee 19,000 restricted shares (the "Restricted Stock") of common stock of the Company ("Common Stock").

     1.2   Grant Date. The Grant Date of the Restricted Stock is January 30th,
2006.

     1.3 Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Compensation Committee of the Board of Directors of the Company (the "Committee"), shall govern. Except as otherwise provided herein, all capitalized terms used herein shall have the meaning given to such terms in the Plan.

ARTICLE II  VESTING

     2.1 Vesting. Subject to the further provision of this Agreement, the Restricted Stock shall vest with respect to a number of whole shares as close as possible to the following percentage of the total number of shares of Restricted Stock granted hereunder on the following dates (each, a "Vesting Date"):

         PERCENTAGE OF TOTAL SHARES                         VESTING DATE
         --------------------------                         ------------

                   33.3 %                        1st anniversary of Grant Date
                   33.3 %                        2nd anniversary of Grant Date
                   33.3 %                        3rd anniversary of Grant Date

ARTICLE III  TERMINATION OF EMPLOYMENT

     3.1 Termination of Employment. In the event that the Grantee's employment (which for purposes of this Agreement shall include service as a director or consultant) with the Company or one of the Company's subsidiaries terminates for any reason, all unvested shares of Restricted Stock, together with any property in respect of such shares held by the custodian pursuant to Section 4.3 hereof, shall be forfeited as of the date of such termination of employment and the Grantee promptly shall return to the Company any certificates evidencing such shares. For purposes of this Agreement, the Grantee shall be deemed to have terminated employment or incurred a termination of employment upon (i) the date the Grantee ceases to be employed by, or to provide consulting services for, the Company or any Company subsidiary; or (ii) the date the Grantee ceases to be a Board member, provided, however, that if the Grantee (x) at the time of reference is both an employee or consultant and a Board member, or (y) ceases to be engaged as an employee, consultant or Board member and immediately is engaged in another of such relationships with the Company or any Company subsidiary, the Grantee shall not be deemed to have a "termination of employment" until the last of the dates determined pursuant to subparagraphs (i) and (ii) above. The Committee, in its discretion, may determine whether any leave of absence constitutes a termination of employment for purposes of this Agreement.

ARTICLE IV   RESTRICTIONS

     4.1 Restrictions on Transferability. Until a share of Restricted Stock vests, such share may not be sold, assigned, transferred, alienated, commuted, anticipated, or otherwise disposed of (except by will or the laws of descent and distribution), or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation, or be otherwise encumbered, and are not subject to attachment, garnishment, execution or other legal or equitable process, and any attempt to do so shall be null and void. If the Grantee attempts to dispose of or encumber the Grantee's unvested shares of Restricted Stock, such shares of Restricted Stock, together with any property in respect of such shares held by the custodian pursuant to Section 4.3 hereof, shall be forfeited as of the date of such attempted transfer and the Grantee promptly shall return to the Company any certificates evidencing such shares.

4.2     Issuance of Certificates.

     (a) Reasonably promptly after the Grant Date, the Company shall issue and deliver to the Grantee stock certificates, registered in the name of the Grantee, evidencing the shares of Restricted Stock. Each such certificate may bear the following legend:

     "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION ENCUMBRANCE OR OTHER DISPOSAL OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE NASTECH PHARMACEUTICAL COMPANY INC. 2004 STOCK INCENTIVE PLAN AND A RESTRICTED STOCK GRANT AGREEMENT BETWEEN NASTECH PHARMACEUTICAL COMPANY INC. AND THE HOLDER OF RECORD OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN CONTRAVENTION OF SUCH PLAN AND RESTRICTED STOCK GRANT AGREEMENT SHALL BE VALID OR EFFECTIVE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THE CERTIFICATE TO THE SECRETARY OF NASTECH PHARMACEUTICAL COMPANY INC."

     Such legend shall not be removed from such certificates until such shares of Restricted Stock vest.




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     (b)  Reasonably promptly after any such shares of Restricted Stock vest pursuant to Section 2.1 hereof, in exchange for the surrender to the Company of the certificates evidencing such shares of Restricted Stock delivered to the Grantee under Section 4.2(a) hereof, the Company shall issue and deliver to the Grantee (or the Grantee's legal representative, beneficiary or heir) certificates evidencing such shares of Restricted Stock, free of the legend provided in Section 4.2(a) hereof, together with any property in respect of such shares held by the custodian pursuant to Section 4.3 hereof.

     (c) The Company may require as a condition of the delivery of stock certificates pursuant to Section 4.2(b) hereof that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy any federal, state and other governmental tax withholding requirements related to the vesting of the shares represented by such certificate.

     (d) The Grantee shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of the grant of Restricted Stock, except to the extent a stock certificate is issued therefore pursuant to Section 4.2(a) hereof, and then only from the date such certificate is issued. Upon the issuance of a stock certificate, the Grantee shall have the rights of a shareholder with respect to the Restricted Stock, including the right to vote the shares, subject to the restrictions on transferability, the forfeiture provisions and the requirement that dividends be held in escrow until the shares vest, as set forth in this Agreement.

     4.3 Dividends, etc. Unless the Committee otherwise determines, any property, including cash dividends, received by a Grantee with respect to a share of Restricted Stock as a result of any dividend, recapitalization, merger, consolidation, combination, exchange of shares or otherwise and for which the Grant Date occurs prior to such event but which has not vested as of the date of such event, will not vest until such share of Restricted Stock vests, and shall be promptly deposited with the Company or a custodian designated by the Company. The Company shall or shall cause such custodian to issue to the Grantee a receipt evidencing the property held by it in respect of the Restricted Stock.

ARTICLE V   MISCELLANEOUS

     5.1 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

     5.2 Right of Discharge Preserved. Nothing in this Agreement shall confer upon the Grantee the right to continue in the employ or other service of the Company or one of the Company's subsidiaries, or affect any right which the Company may have to terminate such employment or service.

     5.3 Integration. This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including, without limitation, the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

     5.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     5.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws.

     5.6 Grantee Acknowledgment. The Grantee hereby acknowledges receipt of a copy of the Plan. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Restricted Stock shall be final and conclusive. IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer, and the Grantee has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.



                                      NASTECH PHARMACEUTICAL COMPANY INC.

                                      By:    /s/ Philip C. Ranker
                                             --------------------
                                      Name:  Philip Ranker
                                      Title: CFO


                                      /s/ Timothy M. Duffy
                                      --------------------
                                      Timothy M. Duffy